Exhibit 10.2

OWENS & MINOR, INC.

BOARD OF DIRECTORS

UNANIMOUS CONSENT

IN LIEU OF A MEETING

December 31, 2004

APPROVAL OF AMENDMENTS TO SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN

WHEREAS, Owens & Minor, Inc. (the “Company”) maintains the Owens & Minor, Inc. Supplemental Executive Retirement Plan (the “Plan”) for the benefit of employees eligible to participate in the Plan; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) imposes new restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the Plan; and

WHEREAS, Code section 409A is effective as to amounts deferred after 2004; and

WHEREAS, the Company wants to assure that the requirements and restrictions of Code section 409A will not apply to vested benefits earned or deferred under the Plan prior to January 1, 2005; and

WHEREAS, the Company has reserved the right to amend the Plan and the Company desires to amend the Plan without reducing the benefits available to participants; and

WHEREAS, the Compensation & Benefits Committee recommends that the specified amendments be approved.

NOW THEREFORE BE IT RESOLVED, that the Plan is amended so that the benefits provided under the Plan are limited to (i) benefits which are earned or accrued and vested or nonforfeitable as of December 31, 2004 and (ii) any earnings or losses attributable to such benefits.

RESOLVED FURTHER, that the Company hereby adopts a new deferred compensation plan (the “New Plan”), effective January 1, 2005, which will provide as follows:

FIRST: The provisions of the New Plan shall be the same as those of the Plan (but without a duplication of benefits) except that the New Plan shall not include any term, condition or provision that does not satisfy Code section 409A; and

SECOND: The benefits provided under the New Plan shall include (i) any benefits earned or accrued under the Plan which are not vested or nonforfeitable as of December 31, 2004, (ii) benefits earned or accrued on or after January 1, 2005 and (iii) any earnings or losses attributable to the benefits described in the preceding clauses (i) and (ii).

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolutions all without the necessity of further action by this Board.